SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 15, 2011
Date of Report (Date of earliest event reported)

Aurora Gold Corporation
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-24393
(Commission File Number)

13-3945947
(I.R.S. Employer Identification No.)

C/- Coresco AG,
Level 3, Gotthardstrasse 20,
Zug, Switzerland 6304
(Address of principal executive offices)

41-7887-96966
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1.  Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

On December 15, 2011, Aurora Gold Corporation (the “Company”), entered into debt settlement agreements (each a “Settlement Agreement” and collectively, the “Settlement Agreements”) with the individuals (collectively, the “Creditors”) listed below for the number of shares set forth opposite their names. Pursuant to the terms of the Settlement Agreements, in consideration for the Creditors’ release of the Company from paying the debt amount, the Company agreed to issue the Creditors shares of the Company’s common stock at a per share price of $0.02 per share.

Name	Debt Amount ($)	Number of Shares
Ross Doyle	32,529.00	1,626,450
Global Strategic Synergies Pty LTD	41,319.92	2,065,996
Coresco AG	98,327.58	4,916,379
Agustin Gomez de Segura	46,577.92	2,328,896
	218,754.42	10,937,721

For additional information regarding the Settlement Agreements please see “Item 3.02” below.

A copy of the form of Settlement Agreement entered into between the Company and each of the individuals set forth above is attached as Exhibit 10.1 hereto.

On December 20, 2011, the Company entered into subscription agreement (the “Subscription Agreements”) pursuant to which it sold an aggregate of 8,000,000 units of its securities (the “Units”), at a purchase price of $0.04 per Unit, for a gross aggregate price of $320,000, to six investors in reliance upon an exemption from securities registration afforded by, but not limited to, the provisions of Regulation S (“Regulation S”) of the Securities Act of 1933. For additional information regarding the sale of the Units please see “Item 3.02” below.

SECTION 2. Financial Information

None

SECTION 3. Securities and Trading Markets

Item 3.02 Unregistered Sales of Equity Securities

On December 15, 2011, the Company entered into the Settlement Agreements with the Creditors listed in “Item 1.01” above. Pursuant to the Settlement Agreements the Company issued an aggregate of 10,937,721 shares (the “Shares”) to extinguish an aggregate debt of $218,754.42 owed to the Creditors. The Shares were issued to the Creditors in reliance upon an exemption from securities registration afforded by, but not limited to, the provisions of Regulation S of the Securities Act of 1933 (“Regulation S”)

On December 20, 2011, the Company entered into the Subscription Agreements pursuant to which it sold an aggregate of 8,000,000 Units at a purchase price of $0.04 per Unit, for a gross aggregate price of $320,000, to the Investors in reliance upon an exemption from securities registration afforded, but not limited to, the provisions of Regulation S (collectively, the “Offering”).

Each Unit consists of:

•	One share of the Company’s common stock, $0.001 par value per share; and
•	One Series A Stock Purchase Warrant (the “Series A Warrants”).

Each full Series A Warrant entitles the holder to purchase an additional share of the Company’s common stock at an exercise price of $0.08 per share for a period of eighteen months commencing on December 20, 2011 and expiring on June 20, 2013.

Pursuant to the Subscription Agreements, each of the Investors has represented that they are not a “U.S. Person,” as such term is defined in Regulation S.

In connection with the Offering, the Company has agreed to pay a cash commission equal to 8% of all funds received or an aggregate of up $25,600.

A copy of the Subscription Agreement is attached as Exhibit 4.1 hereto. A copy of the Series A Warrant is attached as Exhibit 4.2 hereto.

SECTION 4. Matters Related to Accountants and Financial Statements

None

SECTION 5. Corporate Governance and Management

None

SECTION 6.  [Reserved]

N/A.

SECTION 7.  Regulation FD

Item 7.01 Regulation FD Disclosure

Except for the historical information presented in this document, the matters discussed in this Form 8-K, or otherwise incorporated by reference into this document, contain “forward-looking statements” (as such term is defined in the Private Securities Litigation Reform Act of 1995). These statements are identified by the use of forward-looking terminology such as “believes,” “plans,” “intend,” ”scheduled,” “potential,” “continue,” “estimates,” “hopes,” “goal,” “objective,” “expects,” “may,” “will,” “should” or “anticipates” or the negative thereof or other variations thereon or comparable terminology, or by discussions of strategy that involve risks and uncertainties. The safe harbor provisions of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended, apply to forward-looking statements made by the Registrant. The reader is cautioned that no statements contained in this Form 8-K should be construed as a guarantee or assurance of future performance or results. These forward-looking statements involve risks and uncertainties, including those identified within this Form 8-K. The actual results that the Registrant achieves may differ materially from any forward-looking statements due to such risks and uncertainties. These forward-looking statements are based on current expectations, and the Registrant assumes no obligation to update this information. Readers are urged to carefully review and consider the various disclosures made by the Registrant in this Form 8-K and in the Registrant's other reports filed with the Securities and Exchange Commission that attempt to advise interested parties of the risks and factors that may affect the Registrant’s business.

Note: Information in this report furnished pursuant to Item 7 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. The information in this current report shall not be incorporated by reference into any registration statement pursuant to the Securities Act of 1933, as amended. The furnishing of the information in this current report is not intended to, and does not, constitute a representation that such furnishing is required by Regulation FD or that the information this current report contains is material investor information that is not otherwise publicly available.

SECTION 8. Other Events

None

SECTION 9.  Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

The following exhibits are furnished as part of this report:

Number	Description

4.1	Form of Subscription Agreement

4.2	Form of Series A Stock Purchase Warrant

10.1	Form of Settlement Agreement dated December 15, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on December 21, 2011.

Aurora Gold Corporation

By:	/s/ L Pearl
Name:	Lars Pearl
Title:	President and Chief Executive Officer